EX-23.1
   CONSENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

   CONSENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP,
         (FORMERLY SQUAR, MILNER, REEHL & WILLIAMSON, LLP)
          INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 POS of our report dated March 13, 2006 which appears in the Annual Report on Form 10-K of 5G Wireless Communications, Inc. for the year ended December 31, 2005.

/s/ Squar, Milner, Peterson, Miranda and Williamson LLP
Newport Beach, California
December 13, 2006